UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

February 13, 2009

Date of Report (Date of earliest event reported)

First Chester County Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-12870	23-2288763
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 North High Street, West Chester, Pennsylvania 19380

(Address of principal executive offices)

(484) 881-4000

(Registrant’s telephone number, including area code)

(Former name or former address,

if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ [ X [ [

] Written communications pursuant to Rule 425 under the Securities Act

] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events

On February 13, 2009, First Chester County Corporation (the “Corporation”) mailed a letter to the shareholders of the Corporation announcing that the Corporation will hold a Special Meeting of Shareholders on March 18, 2009 at 9:00 a.m., at Milestone Events, 600 E. Market Street, West Chester, Pennsylvania 19382. The Special Meeting has been called for the purpose of approving several amendments to the Corporation’s Articles of Incorporation and By-Laws that will allow the Corporation to participate in the TARP Capital Purchase Program established by the United States Treasury. In addition, the Corporation will also seek approval for other amendments that will allow the Corporation to participate in an electronic shareholder registration system, which uses book-entry, uncertificated shares. A copy of the letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in the accompanying letter is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this report, except with respect to the filing of this information pursuant to Rule 14a-12 under the Exchange Act or as shall be expressly set forth by specific reference to such information in such other filing.

Additional Information about the Special Meeting of Shareholders

All shareholders of record at the close of business on February 11, 2009, the record date for the meeting, will receive a proxy statement and proxy card in connection with the Special Meeting of Shareholders. Shareholders are urged to read the proxy statement when it becomes available because it will contain important information about the Capital Purchase Program, the Corporation’s participation in the Program, and the beneficial ownership of the Corporation’s common stock by the Corporation’s directors and executive officers. Investors will be able to obtain a free copy of the definitive proxy statement on the SEC website (http://www.sec.gov) when it becomes available.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Letter to Shareholders, dated February 13, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2009	FIRST CHESTER COUNTY CORPORATION By: /s/ John Balzarini Name: John Balzarini Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Letter to Shareholders, dated February 13, 2009.